                                                                     Exhibit 5.1

                         Opinion of Brian J. O'Donoghue

                                               December 29, 2003


Viewpoint Corporation
498 Seventh Avenue, Suite 1810
New York, New York 10018

Ladies and Gentlemen:

        I have acted as your counsel in connection with the filing of the registration statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 29, 2003 (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of shares of your common stock, par value $0.001 per share (the "Shares"), to be offered and sold from time to time by the selling stockholder identified in the Registration Statement.

        Based on these examinations, it is my opinion that upon the completion of the proceedings being taken and upon issuance of the Shares pursuant to the terms of the Stock Purchase Agreement, the Shares when offered and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to matters involving the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (including any statutory provisions and all applicable provisions of the Delaware Constitution and any reported judicial decisions interpreting these laws), and I do not express any opinion as to the laws of any other jurisdiction.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to my name therein, without thereby admitting that I am an "expert" under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement and any Registration Statement filed under Rule 462(b) of the Securities Act.

                                                         Very truly yours,


                                                         /s/ Brian J. O'Donoghue
                                                         -----------------------